Exhibit 99.1

NEWS RELEASE	Littelfuse Inc. 8755 West Higgins Road, Suite 500 Chicago, Illinois 60631 p: (773) 628-1000 f: (773) 628-0802 www.littelfuse.com
CONTACT:  Phil Franklin,
Vice President, Operations Support, CFO and Treasurer  (773) 628-0810

LITTELFUSE UPDATES GUIDANCE FOR FIRST QUARTER

CHICAGO, April 13, 2011 – Littelfuse, Inc. (NASDAQ:LFUS) today announced revised guidance for the first quarter of 2011 as follows:

•	Sales for the first quarter of 2011 are now expected to be approximately $167 million compared to previous guidance of $156 to $165 million.

•
On a GAAP basis, the company now expects first quarter 2011 earnings of $0.96 to $0.98 per diluted share.  This includes a $3.7 million (approximately $0.12 per diluted share) non-cash charge related to the step-up of inventory from the recent Cole Hersee acquisition in accordance with purchase accounting rules.  The previous guidance, which called for earnings in the range of $0.83 to $0.97 per diluted share, did not include this charge.

“Sales were solid across most of our markets in the first quarter, but the automotive business was the primary driver of our better-than-expected performance,” said Gordon Hunter, Chief Executive Officer.  “The operating leverage from higher sales combined with good expense control and strong manufacturing performance resulted in sequential margin expansion, despite headwinds from higher commodity prices and wage pressures in China.”

No conference call will be held in conjunction with this guidance revision.  Littelfuse is scheduled to release financial results for the first quarter on Thursday, May 5, 2011.

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About Littelfuse
Littelfuse is the worldwide leader in circuit protection, offering the industry’s broadest and deepest portfolio of circuit protection products and solutions. Backed by industry-leading technical support, design and manufacturing expertise, Littelfuse products are vital components in virtually every product that uses electrical energy, including portable and consumer electronics, automobiles, industrial equipment and telecom/datacom circuits. In addition to its Chicago, Illinois, world headquarters, Littelfuse has over 20 sales, distribution, manufacturing and engineering facilities in the Americas, Europe and Asia.  Technologies offered by Littelfuse include Fuses; Gas Discharge Tubes (GDTs); Positive Temperature Coefficient Devices (PTCs); Protection Relays; PulseGuard® ESD Suppressors; SIDACtor® Devices; Silicon Protection Arrays(SPA™); Switching Thyristors; TVS Diodes and Varistors.

For more information, please visit Littelfuse’s Web site at www.littelfuse.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

The statements in this press release that are not historical facts are intended to constitute “forward-looking statements” entitled to the safe-harbor provisions of the PSLRA. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance, economic conditions, the impact of competitive products and pricing, product quality problems or product recalls, capacity and supply difficulties or constraints, coal mining exposures reserves, failure of an indemnification for environmental liability, exchange rate fluctuations, commodity price fluctuations, the effect of the company’s accounting policies, labor disputes, restructuring costs in excess of expectations, pension plan asset returns less than assumed, integration of acquisitions and other risks which may be detailed in the company’s other Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This report should be read in conjunction with information provided in the financial statements appearing in the company’s Annual Report on Form 10-K for the year ended January 1, 2011. For a further discussion of the risk factors of the company, please see Item 1A. “Risk Factors” to the company’s Annual Report on Form 10-K for the year ended January 1, 2011.

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